UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 11, 2009

Lincoln Educational Services Corporation

(Exact Name of Registrant as Specified in Charter)

New Jersey (State or other jurisdiction of incorporation)	000-51371 (Commission File Number)	57-1150621 (I.R.S. Employer Identification No.)

200 Executive Drive, Suite 340 West Orange, New Jersey 07052 (Address of principal executive offices)		07052 (Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01		Other Events

On February 11, 2009, Lincoln Educational Services Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) among the Company, certain selling stockholders named therein (for “Selling Stockholders”), and Credit Suisse Securities (USA) LLC and Barclays Capital Inc., as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale by the Company and sale by the Selling Stockholders to the Underwriters of  5,500,000 shares in the aggregate of the Company’s common stock at a purchase price of $13.23 per share (the public offering price of $14.00 per share minus the Underwriters’ discount).  The Company and certain of the Selling Stockholders also granted the Underwriters an option to acquire an additional 825,000 shares at the public offering price less the underwriting discount.

The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to a copy of the Purchase Agreement, which is attached hereto as Exhibit 99.1

Item 9.01		Financial Statements and Exhibits

(d)	Exhibits

99.1

Purchase Agreement, dated February 11, 2009, among the Company, certain selling stockholders of the Company named therein, and Credit Suisse Securities (USA) LLC and Barclays Capital Inc., as representatives of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: February 18, 2009

	By:	/s/ Cesar Ribeiro
		Name:	Cesar Ribeiro
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1

Purchase Agreement, dated February 11, 2009, among the Company, certain selling stockholders of the Company named therein, and Credit Suisse Securities (USA) LLC and Barclays Capital Inc., as representatives of the several underwriters named therein.